1 Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. (Incorporated in the Cayman Islands with limited liability) (Stock Code: 1128) VOLUNTARY ANNOUNCEMENT AMENDMENT OF LAND CONCESSION CONTRACT FROM THE MACAU GOVERNMENT IN RESPECT OF THE COTAI LAND For illustrative purposes only, this announcement contains currency conversions from Macau Patacas (MOP) to Hong Kong dollars (HK$) and United States dollars (US$) at the rates of HK$1 = MOP1.03 and US$1 = MOP8.0727. Reference is made to the announcements of Wynn Macau, Limited (“we” or the “Company”) dated 12 September 2011 and 2 May 2012, respectively, in relation to the discloseable transaction regarding (i) the acceptance of the land concession contract (the “Land Concession Contract”) by Palo Real Estate Company Limited (“Palo”) and Wynn Resorts (Macau) S.A. (“Wynn Macau”), each being a wholly-owned indirect subsidiary of the Company, from the government (“Macau Government”) of the Macau Special Administrative Region of the People’s Republic of China (“Macau”) in respect of approximately 51 acres of land in the Cotai area of Macau (the “Cotai Land”) and (ii) the publication of the Land Concession Contract in the Official Gazette of Macau. Pursuant to the Land Concession Contract, Palo will lease the Cotai Land from the Macau Government for an initial term of 25 years from 2 May 2012 until 1 May 2037, with the right to successively renew the Land Concession Contract for additional periods, subject to applicable legislation. The Land Concession Contract also requires that Wynn Macau, as a gaming concessionaire, operate and manage gaming operations on the Cotai Land. The board of directors (the “Board”) of the Company is pleased to announce that, on 22 July 2026, the Macau Government published in the Official Gazette of Macau the amended and restated land concession contract accepted by Palo and Wynn Macau (the “Amended Land Concession Contract”), which amends and replaces the existing Land Concession Contract in its entirety. The Amended Land Concession Contract permits Palo and Wynn Macau to expand Wynn Palace to develop a new five-star hotel, a theatre and an event and entertainment centre on the Cotai Land (the “Expanded Resort”). The Macau Government has allocated Palo a maximum of 60 months from the date of publication of the Amended Land Concession Contract on the Official Gazette of Macau to complete development of the Expanded Resort on the Cotai Land. Exhibit 99.1

2 Pursuant to the Amended Land Concession Contract, Palo is required to pay the Macau Government an additional land premium of MOP652,305,500 (approximately HK$633,306,311 or US$80,803,882) as a one-time lump sum payment upon Palo’s acceptance of the conditions of the Amended Land Concession Contract. Such additional land premium is satisfied out of available cash. In accordance with the Amended Land Concession Contract, Palo is also required to pay an additional annual rent to the Macau Government, resulting a total annual rent of MOP9,480,370 (approximately HK$9,204,243 or US$1,174,374) for the Expanded Resort. The rent for the Expanded Resort may be reviewed by the Macau Government every five years since the date of publication of the Amended Land Concession Contract on the Official Gazette of Macau. Palo must also provide the Macau Government with an additional guarantee by means of a deposit or bank guarantee for an amount equal to the annual rent payable under the Amended Land Concession Contract. By order of the Board Wynn Macau, Limited Dr. Allan Zeman Chairman Hong Kong, 22 July 2026 As at the date of this announcement, the Board comprises Craig S. Billings and Frederic Jean-Luc Luvisutto (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Jacqui Krum and Julie M. Cameron-Doe (as Non-Executive Directors); Allan Zeman (as Independent Non-Executive Director and Chairman); and Lam Kin Fung Jeffrey, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors). *  For identification purposes only.